UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 24, 2004

HCC INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20766	76-0336636

State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

13403 Northwest Freeway
Houston, Texas	77040-6094

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (713) 690-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

     On November 24, 2004 (the “Effective Date”), HCC Insurance Holdings, Inc. (the “Company”) entered into a secured Loan Agreement ($200,000,000 Revolving Loan Facility) dated as of November 24, 2004 (the “Facility”) with Wells Fargo Bank, National Association, Wachovia Bank, National Association, Citibank, N.A., Royal Bank of Scotland, Southwest Bank of Texas, N.A., and The Bank of New York (collectively, the “Lenders”). The facility has a five-year term.

     Under the Facility, the Company may borrow, from time to time and on a revolving credit basis up to $200,000,000 at any time outstanding. The Facility permits the Company to obtain swing loans on the same day requested in an aggregate stated amount not to exceed $20,000,000 at any time outstanding and to obtain letters of credit in an aggregate stated amount not to exceed $200,000,000 at any time outstanding less any other amounts outstanding under the Facility.

     Amounts borrowed under the Facility bear interest calculated at the Company’s option at a variable rate based upon the announced prime lending rate of Wells Fargo Bank plus 50 basis points or 75 basis points over LIBOR. The Facility contains representations and warranties and loan covenants customary for bank loan facilities of this nature and which are more favorable to the Company than the Company’s expiring bank loan facility.

     If an Event of Default occurs, then, to the extent permitted in the Facility, the Lenders may terminate the commitments under the Facility, accelerate the repayment of any outstanding loans under the Facility and demand the deposit of cash collateral equal to the Lenders’ letter of credit exposure plus interest thereon under the Facility.

     Certain of the Lenders have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services to the Company and is subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement. Wachovia Bank serves as the transfer agent for the Company’s common stock and as escrow agent on a number of transactions in which the Company is a party and receives an annual fee for such services.

     On the Effective Date, $17.0 million in borrowings were outstanding under the Facility.

     A copy of the Facility is filed herewith as an exhibit.

Item 1.02. Termination of a Material Definitive Agreement.

     The information provided in Item 1.01 is incorporated herein by reference. The terms of the Facility amend and restate that certain Loan Agreement ($200,000,000 Revolving Loan Facility) dated as of December 17, 1999 among HCC Insurance Holdings, Inc., Wells Fargo Bank (Texas), National Association, Bank of America, N.A., Bank of New York, Bank One, N.A., First Union National Bank and Dresdner Bank AG, New York and Grand Cayman Branches, as amended, which was terminated as of the Effective Date of the Facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

     The information provided in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

No.	Exhibit
10.1	Loan Agreement ($200,000,000 Revolving Loan Facility) dated as of November 24, 2004 (the “Facility”) with Wells Fargo Bank, National Association, Wachovia Bank, National Association, Citibank, N.A., Royal Bank of Scotland, Southwest Bank of Texas, N.A., and The Bank of New York

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC INSURANCE HOLDINGS, INC.

Date: December 1, 2004
	By:	/s/ Christopher L. Martin

Christopher L. Martin,
Executive Vice President and
General Counsel

EXHIBITS INDEX

No.	Exhibit
10.1	Loan Agreement ($200,000,000 Revolving Loan Facility) dated as of November 24, 2004 (the “Facility”) with Wells Fargo Bank, National Association, Wachovia Bank, National Association, Citibank, N.A., Royal Bank of Scotland, Southwest Bank of Texas, N.A., and The Bank of New York